UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005
___________

LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia (Address of principal executive offices)	23235-5153 (Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Arrangements

On October 26, 2005, the Board of Directors of LandAmerica Financial Group, Inc. (the “Company”) adopted changes to the cash and equity compensation paid to non-employee directors of the Company for their service on the Board. The changes in non-employee director’s compensation are to (i) the retainers and meeting fees received by non-employee directors and (ii) the equity-based compensation payable to non-employee directors. The changes in compensation are effective January 1, 2006.

The retainers and meeting fees payable to non-employee directors under the new compensation arrangements will be as follows:

•	An annual retainer of $30,000, payable in quarterly installments;
•	A fee of $2,000 for attendance at each meeting of the Board of Directors;
•	A fee of $1,500 for attendance at each meeting of a committee of the Board of Directors of which he or she is a member;
•	An additional annual retainer of $10,000, payable in quarterly installments, for the chair of the Audit Committee of the Board of Directors;
•	An additional annual retainer of $7,500, payable in quarterly installments, for the chair of the Executive Compensation Committee of the Board of Directors; and
•	An additional annual retainer of $5,000, payable in quarterly installments, for the chairs of all other committees of the Board of Directors.

In addition, the equity-based compensation payable to non-employee directors for service on the Board was changed from an annual award of 1,000 shares of restricted common stock to an annual award of the equivalent of 1,000 shares of common stock. The annual award will be payable in the ratio of 58% common stock, without vesting or forfeiture restrictions, and 42% cash, effective as of the first business day following each annual meeting of the Company’s shareholders commencing in 2006.

Amendment to Non-Employee Director Restricted Stock Agreements

On October 26, 2005, the Board of Directors of the Company also adopted a form of amendment to the form of Non-Employee Director Restricted Stock Agreement. The amendment relates to the outstanding restricted stock awards to non-employee directors and provides that, unless earlier terminated, the restricted period shall end:

(i)	upon the expiration of three years from the date of the applicable agreement rather than the expiration of ten years from the date of the applicable agreement; and
(ii)
at the time the non-employee director tenders his or her resignation from the Board of Directors in circumstances where such tender is required by the Company’s Corporate Governance Guidelines and his or her resignation is accepted by the Board of Directors.

The full text of the form of amendment is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  On October 26, 2005, the Company adopted amendments to its Bylaws (the “Bylaws”) in order to reflect recent revisions to the Virginia Stock Corporation Act (the “Act”). The amendments to the Bylaws, none of which were substantive, included the following:

•
A new Section 2.9, which combines and replaces old Sections 2.9 and 2.10. The changes to these sections are consistent with the changes to the Act to reflect the electronic age, and Section 2.9, as revised, provides the authority for the transmission of proxies by electronic means from a shareholder to the inspectors of elections provided that there is a means for the inspectors of elections to determine that the transmission was authorized by the shareholder.

•
Section 3.8, which was revised to be consistent with the changes to the Act and, as revised, permits actions by the Board of Directors or a committee without a meeting if each director signs a consent describing the action to be taken and delivers it to the Company.

•
Section 8.1, which was revised to be consistent with the changes to the Act and permits the shareholders to amend or repeal the Bylaws, subject to limitations in the Company’s Articles of Incorporation, and the Board of Directors to amend or repeal the Bylaws, subject to the limitations in Section 8.1.

•	Revisions to other sections to clarify existing language or to reflect minor revisions to the Act.

The full text of the amended and restated Bylaws is attached as Exhibit 3.1 to this report and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of the Company, as amended and restated October 26, 2005.

10.1	Form of Amendment to the form LandAmerica Financial Group, Inc. Non-Employee Director Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: October 28, 2005	By: /s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of the Company, amended and restated October 26, 2005.

10.1	Form of Amendment to the form LandAmerica Financial Group, Inc. Non-Employee Director Restricted Stock Agreement.